Exhibit 5

Certification Under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

That it previously has filed a Registration Statement on Form F-6 (Waterford Wedgwood plc and Waterford Wedgwood U.K. plc, Registration No. 333-7106) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.

That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK,

As Depositary

By: /s/ Hernan F. Rodriguez

       Hernan F. Rodriguez

       Vice President

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